UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note: Cardinal Health, Inc. (the “Company”) is filing this current report on Form 8-K/A (this “Form 8-K/A”) to: (1) report under Item 2.01 the completion of the sale of its Pharmaceutical Technologies and Services segment, other than the Martindale and Beckloff businesses (the segment, excluding the Martindale and Beckloff businesses, the “PTS Business”); and (2) amend its Form 8-K dated November 29, 2006 to provide the cost estimates required by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K with respect to such sale.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 10, 2007, the Company completed the sale of the PTS Business to Phoenix Charter LLC (“Phoenix”), an affiliate of The Blackstone Group, pursuant to the Purchase and Sale Agreement between the Company and Phoenix, dated as of January 25, 2007 and as amended as of March 9, 2007 and as of April 10, 2007 (the “Purchase Agreement”). At the closing of the sale, the Company received approximately $3.2 billion in cash from Phoenix, which was the purchase price of approximately $3.3 billion as adjusted pursuant to certain provisions in the Purchase Agreement for the working capital, cash, indebtedness and earnings before interest, taxes, depreciation and amortization of the PTS Business.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, Amendment No. 1 to the Purchase Agreement and Amendment No. 2 to the Purchase Agreement, which are attached to this Form 8-K/A as Exhibits 2.01, 2.02 and 2.03, respectively. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Phoenix or their respective businesses or operations. In particular, the assertions embodied in the representations, warranties and covenants contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by the Company and Phoenix to each other in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Purchase Agreement. Moreover, certain representations, warranties and covenants in the Purchase Agreement were used for the purpose of allocating risk between the Company, on the one hand, and Phoenix, on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations, warranties and covenants in the Purchase Agreement as characterizations of the actual state of facts about the Company or Phoenix or their respective businesses or operations.

Item 2.05	Costs Associated with Exit or Disposal Activities

(b) The Company’s estimate of the total costs before taxes for each major type of cost to be incurred in connection with the sale of the PTS Business is as follows:

Transaction costs	$22 million
Employee-related costs	$43 million
Transition services agreement credit	$12 million
Other costs (including contract termination costs)	$6 million

(c) The Company’s estimate of the total costs before taxes to be incurred in connection with the sale of the PTS Business is approximately $83 million.

(d) The Company’s estimate of the total costs before taxes that will result in future cash expenditures in connection with the sale of the PTS Business is approximately $62 million.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information

Exhibit 99.01 to this Form 8-K/A, which is incorporated in this Form 8-K/A by reference, includes: (1) the unaudited pro forma condensed consolidated statements of earnings of the Company for the six months ended December 31, 2006 and for the fiscal years ended June 30, 2006, 2005 and 2004, assuming that the disposition of the PTS Business occurred at the beginning of those periods; (2) the unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 2006, assuming that the disposition of the PTS Business occurred as of that date; and (3) the related notes to the unaudited pro forma condensed consolidated financial statements.

(d) Exhibits

2.01	Purchase and Sale Agreement, dated as of January 25, 2007, by and between Cardinal Health, Inc. and Phoenix Charter LLC.*

2.02	Amendment No. 1, dated as of March 9, 2007, to the Purchase and Sale Agreement, dated as of January 25, 2007, by and between Cardinal Health, Inc. and Phoenix Charter LLC.

2.03	Amendment No. 2, dated as of April 10, 2007, to the Purchase and Sale Agreement, dated as of January 25, 2007, by and between Cardinal Health, Inc. and Phoenix Charter LLC.*

99.01	Unaudited Pro Forma Condensed Consolidated Financial Information for Cardinal Health, Inc.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: April 16, 2007	By:	/s/ Jeffrey W. Henderson
	Name:	Jeffrey W. Henderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

2.01	Purchase and Sale Agreement, dated as of January 25, 2007, by and between Cardinal Health, Inc. and Phoenix Charter LLC.*

2.02	Amendment No. 1, dated as of March 9, 2007, to the Purchase and Sale Agreement, dated as of January 25, 2007, by and between Cardinal Health, Inc. and Phoenix Charter LLC.

2.03	Amendment No. 2, dated as of April 10, 2007, to the Purchase and Sale Agreement, dated as of January 25, 2007, by and between Cardinal Health, Inc. and Phoenix Charter LLC.*

99.01	Unaudited Pro Forma Condensed Consolidated Financial Information for Cardinal Health, Inc.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.